IPO

                                            Transactions effected pursuant to Rule 10F3.

Series                                          R.J.     Form     Yrs. In                                         Date Offering
  #       Fund:                              Involved?   Rec'd?   Business                       Date of Purchae   commenced:

  6  Diversified Growth   Secondary Offering     YES       YES      15+Yrs  Chesapeake Energy
                                                                            Corporation          December 9, 2005  December 9, 2005
  1  Small Cap            Additional Offering    YES       YES      NO      Hercules Offshore
                                                                            Inc.                 April 11, 2006    April 11, 2006
  6  Diversified Growth   IPO                    YES       YES      YES     Complete Production
                                                                            Services             April 20, 2006    April 20, 2006


 Purchase                    Securities                    Amount         Total
 price:      Commission:   acquired from:                purchased:     Offering


  31.46        0.06        UBS Securities               $1,469,182    $629,200,000

  36.00           -        Credit Suisse First Boston   $2,029,860    $288,000,000

  24.00                    Credit Suisse First Boston   $1,168,560    $624,000,000